JASPERS + HALL, PC
CERTIFIED PUBLIC ACCOUNTANTS
2997 Broadmoor Valley Road
Colorado Springs, CO 80906
719-596-0970

June 1, 2005

Mr. William Overhulser
Chief Operating Officer
Information Architects Corporation
6500 S.W. 15th Avenue, Suite 300
Fort Lauderdale, FL 33309

Re: Form 8-K dated February 18, 2005

Dear Mr. Overhulser:

As you requested, we have reviewed the Current Report on Form 8-K that we understand was filed by Information Architects Corporation (the "Company") on February 18, 2005 (the "Report"). Jaspers + Hall, PC (the "Firm") has the following comments with regard to the Report:

1.  The Firm has no information concerning the Company's relationship with Russell & Atkins, PLC, the Company's prior independent auditors.
2.  We agree that on or about February 18, 2005, the Company confirmed the engagement of the Firm to perform an audit of the Company's financial statements for the period ended December 31, 2003, and issue an audit report with respect to the financial statements for that period.
3.  We understand that, on or about January 20, 2005, the Company received a letter from Michael B. Johnson & Co., LLC ("Johnson") indicating that Johnson did not complete an audit of the Company's financial statements for the period ended December 31, 2003, nor did that firm consent to the filing of an audit report with respect to those financial statements.
4.  We confirm that the Firm entered into a written audit engagement letter with the Company dated November 30, 2004, concerning the audit of the Company's financial statements for the year ended December 31, 2003. This also will confirm that the Firm advised the Company that, until the Firm's pending application with the PCAOB was approved, the Firm was unable to issue an audit report for the Company; instead, the Firm advised the Company that it intended to work with Johnson to have Johnson issue an audit report to the Company. As noted above, neither the Firm nor Johnson had authorized the filing of an audit report with respect to the Company's financial statements and related Form 10-KSB/A filed on January 4, 2005.
5.  The Firm is now registered with the PCAOB, and has completed the audit of the Company's financial statements for the period ended December 31, 2003.
Please give me a call if you have any questions regarding these matters.

Sincerely,

                              /s/ Jaspers + Hall, P.C.
JASPERS + HALL, P.C.